Cane  O'Neill  Taylor,  LLC

Telephone:     (702)  312-6255
Facsimile:     (702)  944-7100
E-mail:     telelaw@msn.com


2300  West  Sahara  Avenue
Suite  500  -  Box  18
Las  Vegas,  NV  89102


                                              _____________________________
Michael A. Cane*   Stephen F.X. O'Neill**     Michael  H. Taylor***
                   Chad  J.  Wiener




June  7,  2003

Corumel  Minerals  Corp.
503  -  1755  Robson  Street
Vancouver,  B.C.  Canada     V6G  3B7

Re:     Corumel  Mineral  Corp.,  Registration  Statement  on  Form  SB-2

Ladies  and  Gentlemen:

We have acted as counsel for Corumel Mineral Corp., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 3,350,500 shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated June 7, 2003; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.


Very  truly  yours,

CANE  O'NEILL  TAYLOR,  LLC


/s/ Michael  A.  Cane
_____________________________
Michael  A.  Cane,  attorney  and
Managing  Member





   *Licensed Nevada, California, Washington and Hawaii State Bars; ** Washington
                         and British Columbia Bars only;
     ***Nevada and British Columbia Bars; Illinois and Wisconsin State Bars

Corumel  Minerals  Corp.
June  7,  2003
Page  2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very  truly  yours,

CANE  O'NEILL  TAYLOR,  LLC


/s/ Michael  A.  Cane
_____________________________
Michael  A.  Cane,  attorney  and
Managing  Member











                                       2